                                                                   EXHIBIT 10.11

                             ADDENDUM NO. 1 TO THE
                                 OEM AGREEMENT
                                    BETWEEN
                      MORTARA INSTRUMENT, INC. ("MORTARA")
                                      AND
                     QUINTON INSTRUMENT COMPANY ("QUINTON")

The above-referenced Agreement dated October 17, 2000 (the "Agreement") is modified in accordance with the terms and conditions of this Addendum No. 1 to the OEM Agreement ("Addendum No. 1").

        Whenever possible, the provisions of the Agreement and this Addendum No. 1 shall be construed to be consistent. In the event such a construction is impossible or unreasonable, the terms of this Addendum No. 1 shall control.

        The Agreement is modified as follows:

1) Minimum License Amounts as set forth in Section 4.2 remain in full force and effect.

2) Exhibit A. Insert the following:

                                        QUANTITY                             INITIAL
                                        DISCOUNT       TRANSFER     LEAD      ORDER
    PRODUCT                              LEVELS          FEE        TIME     QUANTITY
    -------                             --------       --------     ----     --------
    SOFTWARE:
    Remote Download Station                [*]            [*]        n/a        [*]

3) Section 4.2 Insert the following paragraphs:

    Q-TRACK II PAYMENT SCHEDULE

    Effective July 1, 2001, Mortara will invoice Quinton [*] as license fees due against Quinton's future sales of Q-Track II. In addition, over the following successive ten (10) months, Mortara will invoice Quinton [*] each month as license fees due against Quinton's future sales of Q-Track II. Notwithstanding Section 4.2.2, payment terms are [*] days.

    Subsequent years of this Agreement will follow a similar schedule with [*] Q-Track II licenses invoiced per month for the first two months of each quarter, and [*] Q-Track II licenses invoiced per month for the last month of each quarter. At the end of each calendar quarter, Quinton will provide Mortara with a report detailing the number of licenses sold. If total licenses sold are in excess of the minimum licenses invoiced for the quarter by Mortara, additional payment will be made to Mortara for the difference due, within [*] days of the end of such calendar quarter.

    Mortara shall credit Quinton [*] Q-Track II licenses for each [*] Q-Track i licenses distributed to End Users. Such credit shall be applied against the Minimum Licenses Amounts due hereunder.

    Q-TRACK I TRANSFER FEES

    Q-Track i licenses distributed to End Users shall count towards the Minimum Licenses Amounts due hereunder. Transfer fees for Q-Track i are based on sales of Q-Track II and are cumulative over the term of the Agreement, as follows:




[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

          Total Cumulative Sales
          Q-Track II                        Q-Track i Transfer Fee
          --------------------------        -------------------------
          [*]                               [*]
          [*]                               [*]
          [*]                               [*]

    UPGRADE LICENSE TRANSFER FEES

    Upgrade license fees for Q-Track i to Q-Track II are [*]. This upgrade license fee will be offered to all licensed Q-Track i users, as well as existing Mortara H-Scribe accounts. Upgrade Licenses shall not count towards the Minimum Licenses Amounts due hereunder. In addition, [*] Q-Track II licenses will be provided at [*] to Quinton for distribution to problem Zymed accounts. These [*] licenses will not be counted towards Minimum License Amounts due hereunder. Upgrade pricing as provided herein does not apply to Zymed Holter customers.

4) Exhibit B, Territory, is modified to now read as follows:

    The Territory, as defined in Exhibit B, consists of: EXCLUSIVE TO MORTARA -- Austria, Belgium, Bulgaria, Croatia, Slovenia, Hungary, Finland, Greece, Portugal, Spain, Italy, Germany, Netherlands, Switzerland, Turkey, Russia
    (CIS), Israel, Kuwait, New Zealand, India, and the Peoples Republic of China including Hong Kong. EXCLUSIVE TO QUINTON -- England, Ireland, Japan and Korea along with the Western Hemisphere. All other countries not directly stated above are non-exclusive and are available for distribution through either Company.

5) New Section 14, Future Development:

    Future product development may include a Quinton customized version of the Holter Software which would be available for worldwide distribution. Such a customized Holter Software would be created by Mortara under a separate agreement with detailed specifications provided by Quinton, and an NRE charge to be mutually agreed between the parties.

    The new pager sized recorder is anticipated to have removable, programmable media and a display screen which displays an impedance check and ECG tracings. The new recorder is expected for domestic release in the first quarter of FY 02. Transfer Fees for the new recorder should reflect pricing typically associated with an OEM to first line reseller, and be less than pricing associated wit the H12 recorder.

Except as specifically amended hereby, all terms of the Agreement shall remain in full force and effect.


MORTARA INSTRUMENT, INC.              QUINTON INSTRUMENT COMPANY

        /s/ Justin Mortara                    /s/ John Hinson
---------------------------------     ------------------------------------
Authorized Signature                  Authorized Signature

        Justin Mortara                        John Hinson
---------------------------------     ------------------------------------
Justin Mortara                        Printed Name

                                              President
---------------------------------     ------------------------------------
Vice President Sales & Marketing      Title

        8/20/01                               8/20/01
---------------------------------     ------------------------------------
Date                                  Date



[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.